UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2008

Patriot Coal Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400	63141
St. Louis, Missouri	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 23, 2008, the previously announced merger between Colt Merger Corporation (“Colt”) and Magnum Coal Company (“Magnum”) became effective.  Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 2, 2008, among Patriot Coal Corporation (“Patriot”), Magnum, Colt and ArcLight Energy Partners Fund I, L.P. and ArcLight Energy Partners Fund II, L.P. (the “ArcLight Funds”), acting jointly as stockholder representative (the “Stockholder Representative”), Colt, a wholly owned subsidiary of Patriot, merged with and into Magnum, with Magnum continuing as the surviving company and a wholly owned subsidiary of Patriot.

In connection with the merger, each issued and outstanding share of Magnum common stock at the time of the merger was converted into the right to receive approximately 0.18404 shares of common stock, par value $0.01 per share, of Patriot.  Cash will be paid in lieu of fractional shares of Patriot common stock.  The total number of shares of Patriot common stock issued in the merger was 11,901,656.

The issuance of Patriot common stock in connection with the merger, as described above, was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4/A (File No. 333-150897) filed with the Securities Exchange Commission (the “SEC”) on June 18, 2008 and declared effective on that same date.  The proxy statement/prospectus filed as part of the registration statement contains additional information about the merger.  A copy of the Agreement and Plan of Merger is included as an annex to the Form S-4/A (File No. 333-150897) filed by Patriot with the SEC on June 18, 2008.

A copy of the press release announcing the closing of the merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2008, Robb E. Turner and John F. Erhard, the two nominees designated by the Stockholder Representative pursuant to the Voting and Standstill Agreement, dated as of April 2, 2008, among Patriot, the stockholders party thereto and the Stockholder Representative (the “Voting Agreement”), were elected to Patriot’s board of directors, effective immediately.  Mr. Turner will serve as a Class I director on the Patriot board of directors and Mr. Erhard will serve as a Class II director on the Patriot board of directors.  On July 24, 2008, Michael P. Johnson was also elected to Patriot’s board of directors, effective immediately following the Patriot board meeting on July 24, 2008, and will serve as a Class III director.  Mr. Johnson was appointed by the Patriot board of directors to serve as Chairman of the Compensation Committee, effective immediately.  There are no arrangements or understanding between Messrs. Turner, Erhard or Johnson and any other person pursuant to which they were elected as directors, other than the Voting Agreement with respect to Messrs. Turner and Erhard.  The Voting Agreement is included as an annex to the Form S-4/A (File No. 333-150897) filed by Patriot with the SEC on June 18, 2008.  A copy of the press release announcing the appointment of the three new directors is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Mr. Turner is the Senior Partner and an owner of, and Mr. Erhard is a Principal of, ArcLight Capital Holdings, LLC, an affiliate of the ArcLight Funds.  The ArcLight Funds, which prior to the closing of the merger were the majority stockholders of Magnum, and certain of their affiliates have engaged in certain transactions with (i) Magnum, which is now a wholly owned subsidiary of Patriot, and certain of its affiliates and (ii) Patriot, as described below.

•
RoyaltyCo, LLC, a subsidiary of the ArcLight Funds, and certain of its affiliates are entitled to certain royalty proceeds from Magnum and its subsidiaries.  The total amounts paid in respect of such royalty streams were approximately $2.7 million in 2006 and $2.1 million in 2007, with an aggregate amount of approximately $71.6 million in royalty proceeds remaining to be paid as of June 30, 2008.

•
In connection with the execution of the Merger Agreement, Patriot and the ArcLight Funds entered into a bridge facility commitment letter, dated as of April 2, 2008, pursuant to which the ArcLight Funds had agreed to provide Patriot with up to $150 million of financing at the closing of the merger.  On May 30, 2008, Patriot subsequently terminated this bridge facility commitment letter.  Patriot paid an aggregate of $1.5 million in commitment fees to the ArcLight Funds and certain of their affiliates in connection with the financing commitment prior to its termination.

•
Prior to the consummation of the merger, the ArcLight Funds owned 52.79% of the issued and outstanding shares of Magnum common stock and $63,214,596 in principal amount of Magnum convertible notes, out of a total of $100 million of such convertible notes, which were convertible into shares of Magnum common stock.  Immediately prior to the effective time of the merger, the Magnum convertible notes owned by the ArcLight Funds automatically converted into 8,709,491 shares of Magnum common stock, resulting in a total share ownership by the ArcLight Funds of 35,853,493 shares of Magnum common stock.  Upon consummation of the merger and exchange of Magnum common stock for Patriot common stock, ArcLight Funds received as merger consideration 6,598,662 shares of Patriot common stock with a value of $784,119,005 (based on the closing price of Patriot common stock on the effective date of the merger).

•
Patriot and the ArcLight Funds entered into a Voting Agreement (referred to above), pursuant to which, among other things, the ArcLight Funds are entitled to designate two nominees to serve as directors on Patriot’s board of directors.  Following the consummation of the merger, Messrs. Turner and Erhard were designated by the ArcLight Funds as such nominees and were appointed to Patriot’s board of directors on July 24, 2008.

•
Patriot and the ArcLight Funds entered into a registration rights agreement at the effective time of the merger, pursuant to which Patriot has agreed to provide the ArcLight Funds with customary registration rights with respect to the shares of Patriot common stock issued to the ArcLight Funds in the merger.

These transactions are described more fully in Form S-4/A (File No. 333-150897) filed by Patriot with the SEC on June 18, 2008.

On July 24, 2008, Patriot entered into an indemnification agreement with each of the new directors, Messrs. Turner, Erhard and Johnson (the “Indemnification Agreements”).  Patriot had previously entered into indemnification agreements with each of the other Patriot directors on November 1, 2007.  Pursuant to the Indemnification Agreements and consistent with the indemnification rights provided to directors under Patriot’s amended and restated certificate of incorporation, Patriot agreed to indemnify and hold harmless each director to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware in effect on the date of the Indemnification Agreements or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors.

The Indemnification Agreements with Messrs. Turner, Erhard and Johnson are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and each is incorporated herein by reference.

Additionally, Jiri Nemec resigned from the position of Chief Operating Officer of Patriot, effective July 23, 2008, and Patriot’s board of directors appointed Paul H. Vining to serve as President and Chief Operating Officer of Patriot, effective upon the effective time of the merger.  Information required pursuant to this item regarding Mr. Vining and his employment agreement with Patriot has previously been reported in a Form 8-K filed by Patriot on May 13, 2008 and in “The Merger – Interests of Certain Persons in the Transaction – Employment Agreement” in Form S-4/A (File No. 333-150897) filed by Patriot with the SEC on June 18, 2008, and each is incorporated herein by reference.

Prior to the consummation of the merger, Mr. Vining owned 0.90% of the issued and outstanding shares of Magnum common stock and $154,000 in principal amount of Magnum convertible notes, out of a total of $100 million of such convertible notes, which were convertible into shares of Magnum common stock.  Immediately prior to the effective time of the merger, such Magnum convertible notes owned by Mr. Vining automatically converted into 21,218 shares of Magnum common stock, resulting in a total ownership by Mr. Vining of 399,205 shares of Magnum common stock.  Upon consummation of the merger and exchange of Magnum common stock for Patriot common stock, Mr. Vining received as merger consideration 73,471 shares of Patriot common stock with a value of $8,730,559 (based on the closing price of Patriot common stock on the effective date of the merger agreement).

Section 8 – Other Events

Item 8.01.  Other Events.

On July 22, 2008, Patriot Coal Corporation issued a press release announcing the results of the special meeting of Patriot stockholders held to consider and vote upon the proposal to approve the issuance of Patriot common stock pursuant to the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

On July 24, 2008, Patriot issued a press release announcing that Patriot’s board of directors had approved a two−for−one forward stock split of Patriot’s common stock.  The stock split will be effected by the issuance of a dividend of one share of Patriot’s common stock for every share of its common stock issued and outstanding as of the record date of August 4, 2008.  The distribution date for the new shares of Patriot’s common stock resulting from the stock split will be August 11, 2008 and it is anticipated that the shares of Patriot common stock will begin trading on an ex-dividend basis on the New York Stock Exchange on August 12, 2008.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

In accordance with the terms of the Rights Agreement dated as of October 22, 2007, as amended (the “Rights Agreement”), between Patriot and American Stock Transfer & Trust Company, from and after the payment of the stock dividend, each share of Patriot common stock will represent a right to purchase one two-hundredth of a share of Patriot’s Series A junior participating preferred stock.  A copy of the certificate setting forth the adjustment under the Rights Agreement is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Historical financial statements for Magnum were previously reported in the Form S-4/A (File No. 333-150897) filed by Patriot with the SEC on June 18, 2008 and declared effective on the same date.

(b) Pro Forma Financial Information

Pro forma financial statements for Patriot were previously reported in the Form S-4/A (File No. 333-150897) filed by Patriot with the SEC on June 18, 2008 and declared effective on the same date.

(d) Exhibits

Exhibit No.	Description

10.1	Indemnification Agreement, dated July 24, 2008, between Patriot Coal Corporation and Robb E. Turner.

10.2	Indemnification Agreement, dated July 24, 2008, between Patriot Coal Corporation and John F. Erhard.

10.3	Indemnification Agreement, dated July 24, 2008, between Patriot Coal Corporation and Michael P. Johnson.

99.1	Press Release issued by Patriot Coal Corporation dated July 23, 2008.

99.2	Press Release issued by Patriot Coal Corporation dated July 24, 2008.

99.3	Press Release issued by Patriot Coal Corporation dated July 22, 2008.

99.4	Patriot Coal Corporation Rights Adjustment Certificate dated July 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2008

PATRIOT COAL CORPORATION

By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Indemnification Agreement, dated July 24, 2008, between Patriot Coal Corporation and Robb E. Turner.

10.2	Indemnification Agreement, dated July 24, 2008, between Patriot Coal Corporation and John F. Erhard.

10.3	Indemnification Agreement, dated July 24, 2008, between Patriot Coal Corporation and Michael P. Johnson.

99.1	Press Release issued by Patriot Coal Corporation dated July 23, 2008.

99.2	Press Release issued by Patriot Coal Corporation dated July 24, 2008.

99.3	Press Release issued by Patriot Coal Corporation dated July 22, 2008.

99.4	Patriot Coal Corporation Rights Adjustment Certificate dated July 28, 2008.